UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 26, 2007

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                     Compensatory Arrangements of Certain Officers.

(e)	2007 Base Salaries and 2007 Bonus Targets for Named Executive Officers

On March 26, 2007, the Compensation and Nominating Committee (the “Committee”) of Carmike Cinemas, Inc. (the “Company”), in consultation with the Company’s Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation), finalized and approved the 2007 base salaries and the financial and operating goals related to the 2007 cash bonus targets for the Company’s named executive officers.

In particular, the Committee finalized and approved the 2007 base salaries for the named executive officers which, other than with respect to the Chief Executive Officer, are not set forth in written agreements. Base salaries are generally subjective, but the factors considered by the Committee and the Chief Executive Officer included an assessment of competitive market practices, individual performance over time and each individual’s role and responsibilities in the Company. The amounts of the base salaries, effective April 1, 2007, for the named executive officers are set forth in Exhibit 10.1, which is attached hereto and incorporated herein by reference.

The Committee also finalized and approved financial and operating goals related to the 2007 cash bonus targets for the Company’s named executive officers. The financial goals are related to the achievement of specified levels of bonus EBITDA, and the operating goals relate to the achievement of certain non-financial objectives, including (i) Sarbanes-Oxley Section 404 goals; (ii) financial reporting matters; (iii) digital cinema installation and alternative entertainment implementation; (iv) capital expenditure goals; and (v) achievement of various cost control measures. The amounts of the total 2007 cash bonus targets for the named executive officers are set forth in Exhibit 10.2, which is attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1     2007 Base Salaries for the Named Executive Officers

Exhibit 10.2     2007 Cash Bonus Targets for the Named Executive Officers

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: March 29, 2007	By:	/s/ Lee Champion
Lee Champion Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	2007 Base Salaries for the Named Executive Officers

Exhibit 10.2	2007 Cash Bonus Targets for the Named Executive Officers